EXHIBIT 99.2
News Release
                                                                        CONTACT:
                                                                        --------
                                                                 B. Grant Yarber
                                                                 President & COO
FOR IMMEDIATE RELEASE                                      Phone: (919) 645-3494
April 15, 2004                                 Email: gyarber@capitalbank-nc.com


                   Capital Bank Names Chief Financial Officer

RALEIGH, N.C. - Capital Bank Corporation (Nasdaq: CBKN) has named Richard W. Edwards as Chief Financial Officer for the company and its principal subsidiary, Capital Bank. Edwards previously held senior accounting and financial positions with some of the country's top banking institutions located in the Southeast. In his position, Edwards will be responsible for the financial activities of the company including investment portfolio management, analyst relations and strategic planning. He will also be working with Steven E. Crouse, who continues in his role as Chief Accounting Officer.

"In over 20 years of service to this industry, Rick has implemented many successful financial processes to enhance profitability and performance, measure results and increase shareholder value," explained Grant Yarber, President and Chief Operating Officer for Capital Bank. "Rick is a proven leader, and we are pleased to have his financial expertise and broad knowledge of financial services working for our customers and shareholders."

Edwards brings tremendous experience with private and public banking institutions, helping them to improve profitability and streamline management processes for increased efficiency. Before joining Capital Bank, Edwards spent eight years with Ernst &Young and held several management positions with Bank of America. He also has served as the Chief Financial Officer at a $1.4 billion savings bank and later became the Chief Accounting Officer at National Commerce Financial Corporation.

"Capital Bank's customer-centric philosophy and commitment to serving North Carolina's growing communities sets it apart from the larger banks in this area," said Edwards. "I am pleased to be a part of a management team that focuses on the community's financial needs and brings such knowledge and enthusiasm to community banking."

Edwards received a BS degree in accountancy from the University of Illinois, and is a member of the American Institute of Certified Public Accountants and Financial Executives International. He also is a director and chairman of the audit committee for Hemagen Diagnostics, Inc., a medical diagnostic company headquartered in Baltimore, Maryland. Edwards, his wife Karen, and two daughters live in Raleigh.
                                    **more**

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Capital Bank Corporation, headquartered in Raleigh, N.C., with more than $890 million in total assets, offers a broad range of financial services. Capital Bank operates 20 banking offices in Raleigh (4), Sanford (3), Burlington (2), Asheville (2), Cary (2), Oxford, Hickory, Siler City, Graham, Warrenton, Woodland and Seaboard and a mortgage lending office in Greensboro. The company's website is www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation's filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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